Exhibit 32.01

CERTIFICATION PURSUANT TO

17 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Bank of the Carolinas Corporation (the “Company”) for the year ended December 31, 2011, as filed with the Securities and Exchange Commission (the “Report”), Stephen R. Talbert, as Chief Executive Officer of the Company, and Megan W. Patton, as Principal Financial Officer of the Company, each hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company on the dates and for the periods presented therein.

/s/ Stephen R. Talbert
Stephen R. Talbert
President and Chief Executive Officer (principal executive officer)

March 30, 2012

/s/ Megan W. Patton
Megan W. Patton Vice President and Controller
(principal financial officer)

March 30, 2012

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

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